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                                                                  EXHIBIT 2.23

                                                                  EXHIBIT 1.02-B

                                GENERAL RELEASE

          THIS GENERAL RELEASE (this "Release") is made as of ________________, 1998, by the undersigned in connection with the closing of the transactions contemplated by the Agreement and Plan of Reorganization dated as of July 10, 1998 (the "Reorganization Agreement"), among Work International Corporation, a
Texas corporation ("WORK"),       [Newco]   Acquisition, Inc., a ___________
corporation and a wholly owned subsidiary of WORK,      [Name of Founding
Company]      , a _________ corporation (the "Company"), and the other Persons listed on the signature page thereof (each of those Persons individually, a "Stockholder"). Words and terms and not otherwise defined in this Release shall have the meaning set forth in the Reorganization Agreement or the Uniform Provisions incorporated therein.

                             PRELIMINARY STATEMENT

          The undersigned is a Stockholder and will receive Merger Consideration as a result of the Merger. The undersigned understands and acknowledges it is a condition to the performance by WORK and Newco of their respective obligations under the Reorganization Agreement, and thus is a condition to the consummation of the Merger, that the undersigned execute and deliver this Release at or before the Closing, as contemplated by the Reorganization Agreement.

                                    RELEASE

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and intending to be legally bound hereby, the undersigned hereby covenants and undertakes as follows for the benefit of all past, present and future WORK Indemnified Parties, including, after the Effective Time, the Company and all Company Subsidiaries, if any, and their respective Representatives (collectively, the "Released Parties"):

          1. Release. The undersigned, on behalf of the undersigned and each of the undersigned's Related Parties, hereby unconditionally and irrevocably releases and forever discharges, to the fullest extent permitted by applicable law, the Released Parties from any and all debt, liabilities, obligations, contracts, agreements, understandings, claims, demands, actions or causes of action, suits, judgments or controversies of any kind whatsoever (collectively, "Claims") against the Company and the Company Subsidiaries, if any, or any of them, that arises out of or is based on any act or failure to act (including any act or failure to act that constitutes ordinary or gross negligence or reckless or willful, or wanton misconduct), misrepresentation, omission, transaction, fact, event or other matter occurring prior to the IPO Closing Date (whether based on any Governmental Requirement or right of action, at law or in equity or otherwise, foreseen or unforseen, matured or unmatured, known or unknown, accrued or not accrued) (collectively, "Pre-IPO Closing Matters"), including without limitation: (a) claims by the undersigned with respect to repayment of loans or indebtedness; (b) any rights, titles and interests in, to or under any agreements, arrangements

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or understandings to which the undersigned is a party; and (c) claims by the undersigned with respect to dividends, violation of preemptive rights, or payment of salaries or other compensation or in any way arising out of or in connection with the undersigned's employment with the Company or any Company Subsidiary, the cessation of that employment, the undersigned's status as an officer, director or stockholder of the Company or otherwise (but excluding any and all claims in respect of (i) accrued and unpaid amounts owing to the undersigned pursuant to each Employment Agreement disclosed in Section 4.26(b) of the Disclosure Statement delivered to WORK by the Stockholders under the Reorganization Agreement, (ii) accrued and unpaid Cash Compensation owing to the undersigned at the rates or in the amounts, as the case may be, set forth in the list described in Section 4.26(a) of the Disclosure Statement, (iii) benefits accrued under each Company or Other Compensation Plan or Employee Benefit Plan the existence of which has been disclosed in Section 4.26(c) or (d) of the Disclosure Statement, (iv) amounts or other obligations owed to the undersigned, directly or indirectly, pursuant to each Related Party Agreement, if any, which is disclosed in Schedule 4.11 of the Disclosure Statement as an agreement to be continued past the date of the Closing and to which the undersigned, directly or indirectly, is a party, (v) any right of reimbursement of the undersigned with respect to amounts the undersigned was obligated to pay to discharge obligations of the Company pursuant to Guaranties of the undersigned which are identified on
Schedule 8.04 to the Reorganization Agreement, (vi) any indemnification rights that the undersigned may have as an officer or director of the Company under statutes empowering corporations in the Company's state of incorporation to indemnify their officers and directors, or under the Company's bylaws or any written indemnification agreement between the undersigned and the Company implementing such statutory indemnification rights, but only with respect to third-party claims or proceedings that relate to actions taken by the undersigned as an officer or director of the Company prior to the IPO Closing Date hereof and that are disclosed to WORK in the Disclosure Statement or, if asserted or brought for the first time after the IPO Closing Date, would not constitute a breach of the representations or warranties of the Company or its stockholders under the Reorganization Agreement and (vii) if the Company uses the cash method of accounting for tax purposes and the Reorganization Agreement authorizes the distribution by the Company of cash basis accounts and notes receivable to the undersigned, any obligation of the Company set forth in the Reorganization Agreement to pay over the proceeds thereof to the undersigned as therein set forth). The undersigned further agrees not to file or bring any Litigation before any Governmental Authority on the basis of or respecting any Claim concerning any Pre-IPO Closing Matter against any Released Party. Notwithstanding anything to the contrary contained in this Release, this Release shall not affect the rights of the undersigned under the Reorganization Agreement or any other Transaction Document.

          2. Competency. The undersigned (a) acknowledges that the undersigned fully comprehends and understands all the terms of this Release and their legal effects and (b) expressly represents and warrants that (i) the undersigned is competent to execute this Release knowingly and voluntarily and without reliance on any statement or representation of any Released Party (or a Representative thereof) and (ii) he or she had the opportunity to consult with an attorney of the undersigned's choice regarding this Release.

          3. Parties in Interest. This Release is for the benefit of the Released Parties and shall be binding on the undersigned and the undersigned's legal representatives and Related Persons.

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          4.  Governing Law.  THIS RELEASE AND THE RIGHTS AND OBLIGATIONS OF THE
UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICT OF
LAWS) OF THE STATE OF ____________.

          5. Amendment. This Release may not be clarified, modified, changed or amended except in writing and signed by the undersigned (or the undersigned's duly authorized representatives), the Company and WORK.

          6. Severability. If any provision of this Release is held to be illegal, invalid or unenforceable under present or future laws, that provision shall be severable and this Release shall be construed and enforced as if that illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision, and there shall be added automatically as part of this Release a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

          IN WITNESS WHEREOF, the undersigned has executed this Release as of the date first written above.


                                     STOCKHOLDERS:


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